CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 7 to Form SB-2 of our report dated May 4, 2007, except as to the subsequent events described in Note 21 as to which the dates are September 21, 2007 and October 25, 2007 and Note 3 which is as of October 9, 2007 relating to the financial statements which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
October 25, 2007